Exhibit 99.1

Hewlett Packard Enterprise
3000 Hanover Street
Palo Alto, CA 94304

hpe.com

News Release

HPE Reports Fiscal 2016 First Quarter Results

•            Delivers third consecutive quarter of year over year revenue growth in constant currency

•            Increases commitment to return at least 100% of FY16 free cash flow outlook to shareholders

•       First quarter net revenue of $12.7 billion, up 4% from the prior-year period on a constant currency basis and down 3% as reported

•       First quarter non-GAAP diluted net earnings per share of $0.41, at the top end of the previously provided outlook of $0.37 to $0.41 per share

•       First quarter GAAP diluted net earnings per share of $0.15, above the previously provided outlook of $0.09 to $0.13 per share

•       $1.3 billion to shareholders in the form of share repurchases and dividends

•       Maintains FY16 free cash flow guidance of $2.0 to $2.2 billion

Editorial contact Kait Conetta, Hewlett Packard Enterprise +1 650 258 6471 corpmediarelations@hpe.com HPE Investor Relations Investor.relations@hpe.com

PALO ALTO, Calif., March 3, 2016 – Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for its fiscal 2016 first quarter, ended January 31, 2016.

First quarter net revenue of $12.7 billion was down 3% from the prior-year period and up 4% on a constant currency basis.

First quarter GAAP diluted net earnings per share (EPS) was $0.15, down from $0.30 in the prior-year period, and above its previously provided outlook of $0.09 to $0.13. First quarter non-GAAP diluted net EPS was $0.41, down from adjusted non-GAAP diluted net EPS of $0.44 in the prior-year period, and at the top end of its previously provided outlook of $0.37 to $0.41.  First quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax costs of $464 million and $0.26 per diluted share, respectively, related to restructuring charges, the amortization of intangible assets, separation costs, acquisition and other related charges and tax indemnification adjustments.

“During our first quarter as an independent company, we saw the progress that comes from being more focused and nimble,” said Meg Whitman, president and chief executive officer, Hewlett Packard Enterprise. “We delivered a third consecutive quarter of year-over-year constant currency revenue growth, and excluding the impact of recent M&A activity, we saw revenue growth in constant currency across every business segment for the first time since 2010.”

HPE fiscal 2016 first quarter financial performance

	Q1 FY16	Q1 FY15	Y/Y
GAAP net revenue ($B)	$12.7	$13.1	(3%)
GAAP operating margin	3.0%	5.6%	(2.6 pts.)
GAAP net earnings ($B)	$0.3	$0.5	(51%)
GAAP diluted net earnings per share	$0.15	$0.30	(50%)
Non-GAAP operating margin	8.1%	8.5%	(0.4 pts.)
Non-GAAP net earnings ($B)	$0.7	$0.9	(15%)
Non-GAAP diluted net earnings per share	$0.41	$0.44*	(7%)*
Cash flow from operations ($B)	($0.1)	$0.3*	(130%)*

*Q1 FY15 Non-GAAP diluted net earnings per share (EPS) and Cash flow from operations contain adjustments to give effect to the separation of the Company from HP Inc. (formerly known as Hewlett-Packard Company). The adjusted figures provide a more useful representation, as if the Company had been a stand-alone company during fiscal 2015.

Information about HPE’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

Outlook

For the fiscal 2016 second quarter, Hewlett Packard Enterprise estimates non-GAAP diluted net EPS to be in the range of $0.39 to $0.43 and GAAP diluted net EPS to be in the range of $0.13 to $0.17. Fiscal 2016 second quarter non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.26 per share, related to restructuring charges, the amortization of intangible assets, separation costs and acquisition and other related charges.

For fiscal 2016, Hewlett Packard Enterprise estimates non-GAAP diluted net EPS to be in the range of $1.85 to $1.95 and GAAP diluted net EPS to be in the range of $0.75 to $0.85. Fiscal 2016 non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $1.10 per share, related to restructuring charges, the amortization of intangible assets, separation costs, acquisition and other related charges and tax indemnification adjustments.

“After returning $1.3 billion in capital to our shareholders, HPE is increasing our commitment to return at least 100% of our free cash flow outlook to shareholders in FY16,” said Tim Stonesifer, chief financial officer, Hewlett Packard Enterprise. “In addition, when the Tsinghua transaction closes, we plan to use the majority of approximately $2 billion received to repurchase shares.”

Fiscal 2016 first quarter segment results

•       Enterprise Group revenue was $7.1 billion, up 1% year over year, up 7% in constant currency, with a 13.4% operating margin. Servers revenue was down 1%, up 5% in constant currency, Storage revenue was down 3%, up 3% in constant currency, Networking revenue was up 54%, up 62% in constant currency, and Technology Services revenue was down 9%, down 3% in constant currency.

•       Enterprise Services revenue was $4.7 billion, down 6% year over year, flat in constant currency, with a 5.1% operating margin. Infrastructure Technology Outsourcing revenue was down 8%, down 2% in constant currency, and Application and Business Services revenue was down 3%, up 3% in constant currency.

•       Software revenue was $780 million, down 10% year over year, down 6% in constant currency, with a 17.4% operating margin. License revenue was down 6%, down 2% in constant currency, support revenue was down 13%, down 9% in constant currency, professional services revenue was down 7%, down 2% in constant currency, and software-as-a-service (SaaS) revenue was down 9%, down 7% in constant currency.

•       Financial Services revenue was $776 million, down 3% year over year, up 3% in constant currency, net portfolio assets were up 4%, up 9% in constant currency, and financing volume was down 4%, up 3% in constant currency. The business delivered an operating margin of 12.9%.

About Hewlett Packard Enterprise

Hewlett Packard Enterprise (HPE) is an industry leading technology company that enables customers to go further, faster. With the industry’s most comprehensive portfolio, spanning the cloud to the data center to workplace applications, our technology and services help customers around the world make IT more efficient, more productive and more secure.

Use of non-GAAP financial information

To supplement Hewlett Packard Enterprise’s condensed consolidated and combined financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, as well as non-GAAP operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings, diluted net earnings per share, cash and cash equivalents, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.

In addition, for fiscal 2015, Hewlett Packard Enterprise provides adjusted non-GAAP diluted net earnings per share, adjusted cash flow from operations and adjusted free cash flow. A reconciliation of these adjustments to GAAP financial measures for prior periods is included elsewhere in the materials accompanying this news release. An explanation of the ways in which Hewlett Packard Enterprise’s management uses these adjusted non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these adjusted non-GAAP measures, the material limitations associated with the use of these adjusted non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these adjusted non-GAAP measures provide useful information to investors is included under “Use of adjusted non-GAAP financial measures” further below.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the recently completed separation transaction, the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties; risks associated with Hewlett Packard Enterprise’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the separation transaction or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of Hewlett Packard Enterprise’s business) and the anticipated benefits of the separation or of implementing the restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, and Hewlett Packard Enterprise’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2016. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS
(Unaudited)
(In millions, except per share and share amounts)

	Three months ended
	January 31, 2016	October 31, 2015	January 31, 2015

Net revenue	$12,724	$13,448	$13,053

Costs and expenses:
Cost of sales	9,112	9,463	9,433
Research and development	585	652	532
Selling, general and administrative	1,998	2,038	1,973
Amortization of intangible assets	218	220	203
Restructuring charges	311	550	132
Acquisition and other related charges	37	20	4
Separation costs	79	339	44
Defined benefit plan settlement charges	-	47	-
Total costs and expenses	12,340	13,329	12,321

Earnings from operations	384	119	732

Interest and other, net	(65)	(9)	(18)

Earnings before taxes	319	110	714

(Provision) benefit for taxes	(52)	1,275	(167)

Net earnings	$267	$1,385	$547

Net earnings per share:(a)
Basic	$0.15	$0.76	$0.30
Diluted	$0.15	$0.75	$0.30

Cash dividends declared per share	$0.11	$-	$-

Weighted-average shares used to compute net earnings per share:(a)
Basic	1,761	1,804	1,804
Diluted	1,778	1,834	1,834

(a)              On November 1, 2015, HP Inc. (formerly Hewlett-Packard Company) distributed a total of 1.8 billion shares of Hewlett Packard Enterprise common stock to HP Inc. stockholders as of the record date. For comparative purposes, the same number of shares used to compute basic and diluted net earnings per share (“EPS”) for the fiscal year ended October 31, 2015 is used for the calculation of basic and diluted net EPS for all periods in fiscal 2015.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,

OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE

(Unaudited)

(In millions, except percentages and per share amounts)

	Three months ended January 31, 2016	Diluted net earnings per share	Three months ended October 31, 2015	Diluted net earnings per share	Three months ended January 31, 2015	Diluted net earnings per share

GAAP net earnings	$267	$0.15	$1,385	$0.75	$547	$0.30

Non-GAAP adjustments:
Amortization of intangible assets	218	0.12	220	0.12	203	0.11
Restructuring charges	311	0.17	550	0.30	132	0.07
Acquisition and other related charges	37	0.02	20	0.01	4	-
Separation costs	79	0.04	339	0.18	44	0.02
Defined benefit plan settlement charges	-	-	47	0.03	-	-
Separation costs in interest and other, net(a)	-	-	4	-	-	-
Valuation allowances, net, and separation taxes	-	-	(1,251)	(0.67)	-	-
Tax indemnification adjustments	(15)	(0.01)	-	-	-	-
Adjustments for taxes	(166)	(0.08)	(306)	(0.17)	(71)	(0.03)
Non-GAAP net earnings	$731	$0.41	$1,008	$0.55	$859	$0.47

GAAP earnings from operations	$384		$119		$732

Non-GAAP adjustments:
Amortization of intangible assets	218		220		203
Restructuring charges	311		550		132
Acquisition and other related charges	37		20		4
Separation costs	79		339		44
Defined benefit plan settlement charges	-		47		-
Non-GAAP earnings from operations	$1,029		$1,295		$1,115

GAAP operating margin	3%		1%		6%
Non-GAAP adjustments	5%		9%		3%
Non-GAAP operating margin	8%		10%		9%

(a)              Includes costs related to early debt settlement.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In millions)

	As of

	January 31, 2016	October 31, 2015
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$8,505	$9,842
Accounts receivable	7,898	8,538
Financing receivables	2,948	2,918
Inventory	2,345	2,198
Other current assets (a)	6,060	6,468

Total current assets	27,756	29,964

Property, plant and equipment	9,700	9,886

Long-term financing receivables and other assets (a)	10,730	10,875

Goodwill and intangible assets	29,166	29,191

Total assets(a)	$77,352	$79,916

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable and short-term borrowings	$910	$691
Accounts payable	4,908	5,828
Employee compensation and benefits	2,066	2,902
Taxes on earnings(a)	397	476
Deferred revenue	5,154	5,154
Other accrued liabilities	6,916	6,942

Total current liabilities	20,351	21,993

Long-term debt	15,229	15,103

Other liabilities(a)	10,138	8,902

Stockholders’ equity:
HPE stockholders’ equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued and outstanding)	-	-
Common stock, $0.01 par value (9,600 shares authorized; 1,733 issued and outstanding at January 31, 2016)	17	-
Additional paid-in capital	36,238	-
Retained earnings	86	-
Former Parent Company investment	-	38,550
Accumulated other comprehensive loss	(5,092)	(5,015)
Total HPE stockholders’ equity	31,249	33,535
Non-controlling interests	385	383

Total stockholders’ equity	31,634	33,918

Total liabilities and stockholders’ equity(a)	$77,352	$79,916

(a) During the first quarter of fiscal 2016, the Company early adopted ASU No. 2015-17 “Income -Taxes - Balance Sheet Classification of Deferred Taxes” and elected to apply it retrospectively for all periods presented. As such, prior period amounts have been reclassified to conform to the current presentation.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended January 31,
	2016	2015
Cash flows from operating activities:
Net earnings	$267	$547
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	989	997
Stock-based compensation expense	165	139
Provision for doubtful accounts and inventory	39	21
Restructuring charges	311	132
Deferred taxes on earnings	245	(1,107)
Excess tax benefit from stock-based compensation	(2)	(81)
Other, net	44	(66)

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	612	682
Financing receivables	60	(63)
Inventory	(182)	(134)
Accounts payable	(788)	(467)
Taxes on earnings	(440)	1,333
Restructuring	(285)	(389)
Other assets and liabilities	(1,110)	(976)
Net cash (used in) provided by operating activities	(75)	568

Cash flows from investing activities:
Investment in property, plant and equipment	(832)	(786)
Proceeds from sale of property, plant and equipment	76	98
Purchases of available-for-sale securities and other investments	(144)	(48)
Maturities and sales of available-for-sale securities and other investments	143	27
Payments made in connection with business acquisitions, net of cash acquired	-	(1)
Proceeds from business divestitures, net	65	-
Net cash used in investing activities	(692)	(710)

Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	2	70
Issuance of debt	300	286
Payment of debt	(109)	(237)
Settlement of cash flow hedge	(8)	-
Issuance of common stock under employee stock plans	4	-
Repurchase of common stock	(1,197)	-
Net transfer from former Parent	532	145
Excess tax benefit from stock-based compensation	2	81
Cash dividends paid	(96)	(10)
Net cash (used in) provided by financing activities	(570)	335

(Decrease) Increase in cash and cash equivalents	(1,337)	193
Cash and cash equivalents at beginning of period	9,842	2,319
Cash and cash equivalents at end of period	$8,505	$2,512

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31, 2016	October 31, 2015	January 31, 2015
Net revenue:(a)

Enterprise Group	$7,051	$7,358	$6,982
Enterprise Services	4,688	5,020	4,993
Software	780	959	870
Financial Services	776	801	803
Corporate Investments	1	1	4
Total segments	13,296	14,139	13,652
Elimination of intersegment net revenue and other	(572)	(691)	(599)

Total Hewlett Packard Enterprise consolidated and combined net revenue	$12,724	$13,448	$13,053

Earnings before taxes:(a)

Enterprise Group	$944	$1,000	$1,058
Enterprise Services	238	412	150
Software	136	287	157
Financial Services	100	87	90
Corporate Investments	(99)	(115)	(91)
Total segment earnings from operations	1,319	1,671	1,364

Corporate and unallocated costs and eliminations	(125)	(164)	(110)
Stock-based compensation expense	(165)	(212)	(139)
Amortization of intangible assets	(218)	(220)	(203)
Restructuring charges	(311)	(550)	(132)
Acquisition and other related charges	(37)	(20)	(4)
Separation costs	(79)	(339)	(44)
Defined benefit plan settlement charges	-	(47)	-
Interest and other, net	(65)	(9)	(18)

Total Hewlett Packard Enterprise consolidated and combined earnings before taxes	$319	$110	$714

(a)        Effective at the beginning of the fiscal 2016 first quarter, HPE implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in (i) within the Enterprise Group segment, the consolidation of the Industry Standard Servers and Business Critical Systems business units into the newly formed Servers business unit; and (ii) the transfer of certain Cloud-related marketing headcount activities from the Corporate Investment segment to the Enterprise Group segment. HPE reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) the consolidation of net revenue from the Industry Standard Servers and Business Critical Systems business units into the Servers business unit within the Enterprise Group segment; and (ii) the transfer of operating expenses from the Corporate Investment segment to the Enterprise Group segment. These changes had no impact on HPE’s previously reported consolidated and combined net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions, except percentages)

	Three months ended			Change (%)
	January 31, 2016	October 31, 2015	January 31, 2015	Q/Q	Y/Y
Net revenue:(a)

Enterprise Group
Servers	$3,568	$3,772	$3,595	(5%)	(1%)
Technology Services	1,810	1,862	1,988	(3%)	(9%)
Storage	810	819	837	(1%)	(3%)
Networking	863	905	562	(5%)	54%
Total Enterprise Group	7,051	7,358	6,982	(4%)	1%

Enterprise Services
Infrastructure Technology Outsourcing	2,874	3,068	3,132	(6%)	(8%)
Application and Business Services	1,814	1,952	1,861	(7%)	(3%)
Total Enterprise Services	4,688	5,020	4,993	(7%)	(6%)

Software	780	959	870	(19%)	(10%)

Financial Services	776	801	803	(3%)	(3%)

Corporate Investments	1	1	4	0%	(75%)
Total segments	13,296	14,139	13,652	(6%)	(3%)

Elimination of intersegment net revenue and other	(572)	(691)	(599)	(17%)	(5%)

Total Hewlett Packard Enterprise consolidated and combined net revenue	$12,724	$13,448	$13,053	(5%)	(3%)

(a)              Effective at the beginning of the fiscal 2016 first quarter, HPE implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in (i) within the Enterprise Group segment, the consolidation of the Industry Standard Servers and Business Critical Systems business units into the newly formed Servers business unit; and (ii) the transfer of certain Cloud-related marketing headcount activities from the Corporate Investment segment to the Enterprise Group segment. HPE reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) the consolidation of net revenue from the Industry Standard Servers and Business Critical Systems business units into the Servers business unit within the Enterprise Group segment; and (ii) the transfer of operating expenses from the Corporate Investment segment to the Enterprise Group segment. These changes had no impact on HPE’s previously reported consolidated and combined net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	January 31, 2016	Q/Q	Y/Y

Segment operating margin:(a)
Enterprise Group	13.4%	(0.2 pts)	(1.8 pts)
Enterprise Services	5.1%	(3.1 pts)	2.1 pts
Software	17.4%	(12.5 pts)	(0.6 pts)
Financial Services	12.9%	2.0 pts	1.7 pts
Corporate Investments(b)	NM	NM	NM
Total segments	9.9%	(1.9 pts)	(0.1 pts)

(a)

Effective at the beginning of the fiscal 2016 first quarter, HPE implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in (i) within the Enterprise Group segment, the consolidation of the Industry Standard Servers and Business Critical Systems business units into the newly formed Servers business unit; and (ii) the transfer of certain Cloud-related marketing headcount activities from the Corporate Investment segment to the Enterprise Group segment. HPE reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) the consolidation of net revenue from the Industry Standard Servers and Business Critical Systems business units into the Servers business unit within the Enterprise Group segment; and (ii) the transfer of operating expenses from the Corporate Investment segment to the Enterprise Group segment. These changes had no impact on HPE’s previously reported consolidated and combined net revenue, earnings from operations, net earnings or net earnings per share.

(b)	“NM” represents not meaningful.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
CALCULATION OF DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except share and per share amounts)

	Three months ended

	January 31, 2016	October 31, 2015	January 31, 2015

Numerator:
GAAP net earnings	$267	$1,385	$547
Non-GAAP net earnings	$731	$1,008	$859

Denominator:(a)
Weighted-average shares used to compute basic net earnings per share (b)	1,761	1,804	1,804
Dilutive effect of employee stock plans(c)(d)	17	30	30
Weighted-average shares used to compute diluted net earnings per share	1,778	1,834	1,834

GAAP diluted net earnings per share	$0.15	$0.75	$0.30
Non-GAAP diluted net earnings per share	$0.41	$0.55	$0.47

(a)

On November 1, 2015, HP Inc. (formerly Hewlett-Packard Company) distributed a total of 1.8 billion shares of Hewlett Packard Enterprise common stock to HP Inc. stockholders as of the record date. For comparative purposes, the same number of shares used to compute diluted net earnings per share for the three months ended October 31, 2015 is used for the calculation of basic and diluted net earnings per share for all periods in fiscal 2015.

(b)	For the periods presented in fiscal 2015, the number of shares outstanding is the number of Hewlett-Packard Company shares outstanding at October 31, 2015.

(c)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

(d)

For the periods presented in fiscal 2015, the Company calculates the weighted-average dilutive effect of employee stock plans after conversion, by multiplying the fiscal year ended 2015 dilutive Hewlett-Packard Company stock-based awards attributable to Hewlett Packard Enterprise employees by the price conversion ratio used to convert those awards to equivalent units of Hewlett Packard Enterprise awards on the separation date. The price conversion ratio was calculated using the closing price of Hewlett-Packard Company common shares on October 31, 2015 divided by the opening price of Hewlett Packard Enterprise common shares on November 2, 2015.

Use of non-GAAP financial measures

To supplement Hewlett Packard Enterprise’s condensed consolidated and combined financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to non-GAAP operating expense is total costs and expenses. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is investment in property, plant and equipment. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating expenses, non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any charges relating to the amortization of intangible assets, restructuring charges, charges relating to the separation transaction, acquisition and other related charges, impairment of data center assets and defined benefit plan settlement charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges and valuation allowances and separation taxes, and tax indemnification adjustments. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item. Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

•       Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets. Those charges are included in Hewlett Packard Enterprise’s GAAP earnings from operations, operating margin, net earnings and diluted net earnings per share. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•       Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits and (ii) costs to vacate duplicative facilities. Hewlett Packard Enterprise excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of Hewlett Packard Enterprise’s current operating performance or comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•       Separation costs are expenses associated with HPI’s (formerly known as “Hewlett-Packard Company” or “HP Co.”) separation into two independent publicly-traded companies. The charges are primarily related to third-party consulting, contractor fees, early debt settlement costs and other incremental costs incurred to complete the separation. Hewlett Packard Enterprise excludes these separation costs for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•       Hewlett Packard Enterprise incurs cost related to its acquisitions and divestitures, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

•       Hewlett Packard Enterprise incurs impairment charges related to its exit from certain data centers. Such charges are inconsistent in amount and frequency. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•       Hewlett Packard Enterprise incurs defined benefit plan settlement charges relating to U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•       Tax indemnification adjustments are related to changes in the indemnification positions between Hewlett Packard Enterprise and HPI that are recorded by the Company as pre-tax income or expense and not considered tax expense. Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•       As a result of the separation, Hewlett Packard Enterprise recorded net tax benefits comprising the reversal of a previously recorded valuation allowance, the write off of certain deferred taxes that will no longer provide any future benefits to the Company and the effect of a separation related tax deduction. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP net earnings facilitates a more meaningful comparison of Hewlett Packard Enterprise’s net earnings to other periods.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•       Items such as amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings or non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•       Items such as restructuring charges and separation costs that are excluded from non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure and cash flows.

•       Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•       Other companies may calculate revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

Use of adjusted non-GAAP financial measures

Hewlett Packard Enterprise included adjusted non-GAAP financial measures for fiscal 2015, such as adjusted non-GAAP diluted net earnings per share, adjusted cash flow from operations and adjusted free cash flow, in this news release and the materials that accompany it because management believes they help to facilitate comparisons of the Company’s operating results between the periods presented. The unaudited adjusted non-GAAP diluted net earnings per share and cash flow metrics are used to provide a better assessment of the run-rate of its continuing operations. The adjusted amounts do not necessarily reflect what the fiscal 2015 non-GAAP diluted net EPS and cash flow metrics of Hewlett Packard Enterprise would have been had the separation occurred on November 1, 2014. They also may not be useful in predicting the future financial condition and results of operations of the separate companies. The actual results of operations as reported in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission may differ significantly from the adjusted amounts reflected herein due to a variety of factors.

© 2016 Hewlett Packard Enterprise, L.P. The information contained herein is subject to change without notice. Hewlett Packard Enterprise shall not be liable for technical or editorial errors or omissions contained herein.